ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                     LAW AND REGULATION DEPARTMENT
                        3100 Sanders Road, J5B
                       Northbrook, Illinois 60062



                            February 26, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



RE:      Rule 24f-2 Notice for
         Allstate Life of New York Variable Annuity Account II
         Allstate Life Insurance Company of New York
         Registration No.: 33-35445
         Investment Company Act Registration No.: 811-06117



Dear Sir/Madam:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and are nonassessable.



                   Allstate Life Insurance Company of New York




                  By: /s/ MICHAEL J. VELOTTA
                      ------------------------
                      Michael J. Velotta
                      Vice President, Secretary and General Counsel